Thoratec Reports Fourth Quarter and Full Year Fiscal 2011 Financial Results

Revenue of $109.4 million for the fourth quarter and $422.7 million for the full year

GAAP Net Income Per Diluted Share of $0.25 for the fourth quarter and $1.20 for the full year

Non-GAAP Net Income Per Diluted Share of $0.38 for the fourth quarter and $1.56 for the full year

PLEASANTON, Calif., Feb. 8, 2012 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, said today that revenues for the fourth quarter of 2011 were $109.4 million, a 12 percent increase over revenues of $97.6 million in the same period a year ago.

Results for all periods exclude the impact of the International Technidyne Corporation (ITC) Division. Thoratec completed the divestiture of ITC in November 2010.

For the quarter ended December 31, 2011, Thoratec reported net income on a GAAP basis of $15.3 million, or $0.25 per diluted share, versus GAAP net income of $12.6 million, or $0.21 per diluted share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $22.7 million, or $0.38 per diluted share, in the fourth quarter of fiscal 2011, versus non-GAAP net income of $18.1 million, or $0.28 per diluted share, in the fourth quarter a year ago.

For the year ended December 31, 2011, revenues were $422.7 million, an increase of ten percent over revenues of $383.0 million for fiscal 2010. On a GAAP basis, Thoratec reported net income of $72.6 million, or $1.20 per diluted share, compared with GAAP net income of $59.0 million, or $0.99 per diluted share for fiscal year 2010. Non-GAAP net income was $97.0 million, or $1.56 per diluted share, compared with non-GAAP net income of $79.8 million, or $1.23 per diluted share, for fiscal year 2010.

"Thoratec had another excellent year in 2011, driven by strong adoption of HeartMate II® for the Destination Therapy indication. Our growth came primarily from utilization increases at existing VAD programs, driven largely by our investment in market development initiatives, but also from continued expansion of the therapy to new centers," said Gary F. Burbach, President and Chief Executive Officer.

"Our fourth quarter performance was particularly encouraging, highlighted by mid-teens volume growth of HeartMate II in both the U.S. and our direct European markets," Burbach noted. "Internationally, HeartMate II had its best quarter in history, and in the U.S., we estimate that the Destination Therapy (DT) indication climbed to over 40% of HeartMate II implants, providing us with solid momentum as we enter 2012."

The company indicated that it ended 2011 with 293 HeartMate II centers globally, including 149 in the U.S. and 144 internationally, an increase of 39 centers during the year. In addition, there are now 103 U.S. centers with Joint Commission certification for DT reimbursement.

Thoratec also commented on the recent publication of data from the DT Continued Access Protocol (CAP) in Circulation Heart Failure. The paper compared the outcomes for the first 281 patients enrolled in the DT CAP, from May 2007 through March 2009, with the initial cohort of 133 patients who were enrolled from March 2005 through May 2007. Despite having similar baseline parameters, the DT CAP patients achieved Kaplan-Meier survival rates of 73% at one year and 63% at two years, an increase of five percentage points when compared to the initial cohort. Additionally, there were statistically significant improvements in several key adverse event categories, including hemorrhagic stroke, device-related infections, bleeding requiring transfusions, sepsis, and cardiac arrhythmias. "This dataset further demonstrates the trend toward improving outcomes for HeartMate II patients in the Destination Therapy arena, and it adds to the significant body of published evidence supporting the safety and efficacy of the device," Burbach noted.

"As we begin 2012, we have a solid foundation upon which to grow our business, and we look forward to continuing to penetrate the large addressable population of heart failure patients, advance our exciting pipeline of new technologies, and extend our market leadership position," Burbach commented.

FINANCIAL HIGHLIGHTS

Thoratec reported revenues of $422.7 million in 2011 versus revenues of $383.0 million in 2010. The HeartMate product line accounted for $366.3 million in revenues, a 10 percent increase over sales of $333.1 million a year ago. Sales of the acute surgical support product line, which includes CentriMag® and PediMag®, were $25.7 million compared with $17.7 million a year ago. Of the $25.7 million in revenues this year, approximately $4.1 million were incremental revenues recorded as a result of the Levitronix Medical transaction completed during the third quarter. The Thoratec® product line, which includes PVAD™ and IVAD™, accounted for sales of $28.2 million, a 4 percent decline versus revenues of $29.5 million a year ago. The balance of the company's revenues reflects the contribution from its graft business. In 2011, pump sales accounted for $298.2 million, an increase of 13 percent over revenues of $264.3 million a year ago, while non-pump sales accounted for $122.0 million, an increase of 5 percent versus revenue of $116.0 million a year ago. Revenues in the U.S. were $347.6 million, an increase of 10 percent over revenues of $317.3 million a year ago. International revenues in 2011 were $75.1 million, an increase of 14 percent compared to sales of $65.7 million in 2010. Foreign exchange rate fluctuations in 2011 had a $2.1 million favorable impact on revenues compared to 2010.

GAAP gross margin in 2011 was 68.0 percent versus 65.4 percent a year ago. Non-GAAP gross margin, which is described later in this press release, was 71.2 percent versus 68.0 percent in 2010. The year-over-year increase in gross margin was due to lower inventory reserves, warranty costs and favorable mix.

Operating expenses on a GAAP basis in 2011 were $173.5 million versus $149.1 million a year ago. On a non-GAAP basis, operating expenses in 2010 were $153.6 million versus $136.7 million in 2010. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in operating expenses was due primarily to spending on product and market development initiatives, including sales force expansion and the addition of research and development personnel.

On a GAAP basis, other expense was $2.3 million in 2011 versus other expense of $8.9 million in 2010. On a non-GAAP basis, other income totaled $838,000 versus other expense of $672,000 a year ago. Other income and expense on a non-GAAP basis is described later in this press release.

The company's GAAP effective tax rate in 2011 was 35.1 percent versus 36.2 percent in 2010. The non-GAAP tax rate, which is described later in this press release, was 34.5 percent in 2011 compared with 35.2 percent in 2010. The decrease in the GAAP and non-GAAP effective tax rates was due to a one-time California research and development credit and favorable return to provision adjustments.

Cash and investments at the end of 2011 were $209.5 million versus $469.5 million at the end of 2010. The decline in cash and investments from the prior year reflects the acquisition of Levitronix Medical, the retirement of the company's convertible debt, and the share repurchase activity in first and the fourth quarter, offset in part by cash generation from operations.

GUIDANCE FOR FISCAL 2012

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.

The company expects revenues will be in the range of $445-$460 million, driven by growth of the HeartMate® and CentriMag product lines, and partially offset by a continued decline in the Thoratec line. Foreign exchange fluctuations are expected to have a negative impact of approximately $2.5 million in fiscal 2012.

Gross margins on a GAAP basis are expected to be in the range of 68.0 to 68.5 percent and 70.5 to 71.0 percent on a non-GAAP basis.

GAAP operating expenses are expected to increase approximately 13 to 14 percent over 2011, while non-GAAP operating expenses are expected to increase approximately 14 to 15 percent versus 2011. The projected growth in operating expenses is due primarily to investments in our technology platforms and market expansion activities.

We expect the effective tax rate to be approximately 33 to 34 percent on both a GAAP and non-GAAP basis for fiscal 2012.

GAAP net income per diluted share is expected to be in the range of $1.21 to $1.31 and non-GAAP net income per diluted share in 2012 is expected to be in the range of $1.58 to $1.68.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Standard Time, (4:30 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (719) 325-2286, passcode 8725848. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Wednesday, February 15, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 8725848.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 470-20, Debt, Levitronix Medical transaction costs, and fair market value inventory adjustments related to the Levitronix Medical acquisition.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any inclusions made in conjunction with dilutive impact of Thoratec's convertible debt instruments and any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, amortization of purchased intangibles, and accounting for fair market value inventory adjustments related to the Levitronix Medical acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, and Levitronix Medical transaction costs.

Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical transaction costs and accounting for fair market value inventory adjustments related to the Levitronix Medical acquisition as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for continuing operations for the three and twelve month periods ending 2011 and 2010:

THORATEC CORPORATION
Condensed Consolidated Statements of Continuing Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Product sales	$ 109,378	$ 97,607	$ 422,713	$ 382,973
Cost of product sales	36,012	35,122	135,062	132,434
Gross profit	73,366	62,485	287,651	250,539
Operating expenses:
Selling, general and administrative	29,800	25,474	107,177	90,269
Research and development	18,488	14,696	66,314	58,831
Total operating expenses	48,288	40,170	173,491	149,100
Income from operations	25,078	22,315	114,160	101,439
Other income and (expense):
Interest expense	(1)	(3,047)	(4,651)	(12,327)
Interest income and other	835	1,174	2,362	5,435
Impairment on investment	-	57	-	(2,000)
Income before income taxes	25,912	20,499	111,871	92,547
Income tax expense	10,567	7,875	39,296	33,542
Net income from continuing operations	15,345	12,624	72,575	59,005

Net (loss) from discontinued operations (net of tax)	-	(2,141)	(1,031)	(5,839)

Net Income	$ 15,345	$ 10,483	$ 71,544	$ 53,166

Net income (loss) per share- Basic:
Continuing operations	$ 0.26	$ 0.22	$ 1.23	$ 1.02
Discontinued operations	-	(0.04)	(0.02)	(0.10)
Net Income	$ 0.26	$ 0.18	$ 1.21	$ 0.92

Net income (loss) per share- Diluted:
Continuing operations	$ 0.25	$ 0.21	$ 1.20	$ 0.99
Discontinued operations	-	(0.04)	(0.01)	(0.10)
Net Income	$ 0.25	$ 0.17	$ 1.19	$ 0.89

Shares used to compute net income (loss) per share:
Basic	59,210	58,257	58,777	57,670
Diluted	60,111	59,298	62,524	59,071

The following table presents our quarterly revenues from continuing operations by source for the full year of fiscal 2010 and 2011:

THORATEC CORPORATION
Quarterly Revenue Analysis from Continuing Operations
(Unaudited)
(in millions)

	Three Months Ended
					Twelve Months Ended
	April 3, 2010	July 3, 2010	October 2, 2010	January 1, 2011	January 1, 2011

Revenue by Product Line
HeartMate	$ 86.1	$ 82.5	$ 80.6	$ 83.9	$ 333.1
PVAD & IVAD	8.8	7.3	6.2	7.2	29.5
CentriMag	3.7	4.6	3.7	5.7	17.7
Other	0.7	0.7	0.5	0.8	2.7
Total	$ 99.3	$ 95.1	$ 91.0	$ 97.6	$ 383.0

Revenue by Category
Pump	$ 69.5	$ 64.4	$ 62.6	$ 67.8	$ 264.3
Non-Pump	29.1	30.0	27.9	29.0	116.0
Other	0.7	0.7	0.5	0.8	2.7
Total	$ 99.3	$ 95.1	$ 91.0	$ 97.6	$ 383.0

Revenue by Geography
United States	$ 82.2	$ 79.9	$ 76.4	$ 78.8	$ 317.3
International	17.1	15.2	14.6	18.8	65.7
Total	$ 99.3	$ 95.1	$ 91.0	$ 97.6	$ 383.0

	Three Months Ended				Twelve Months Ended
	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	December 31, 2011

Revenue by Product Line
HeartMate	$ 87.3	$ 97.6	$ 87.6	$ 93.8	$ 366.3
PVAD & IVAD	7.3	7.6	7.2	6.1	28.2
CentriMag (1)	4.4	5.3	7.2	8.8	25.7
Other	0.5	0.7	0.6	0.7	2.5
Total	$ 99.5	$ 111.2	$ 102.6	$ 109.4	$ 422.7

Revenue by Category
Pump	$ 70.8	$ 77.8	$ 72.2	$ 77.4	$ 298.2
Non-Pump	28.2	32.7	29.8	31.3	122.0
Other	0.5	0.7	0.6	0.7	2.5
Total	$ 99.5	$ 111.2	$ 102.6	$ 109.4	$ 422.7

Revenue by Geography
United States	$ 82.5	$ 93.0	$ 83.9	$ 88.2	$ 347.6
International	17.0	18.2	18.7	21.2	75.1
Total	$ 99.5	$ 111.2	$ 102.6	$ 109.4	$ 422.7

(1) CentriMag includes PediMag/PediVAS sales

The following table presents our quarterly pump units from continuing operations by geography for the full year of fiscal 2010 and 2011:

THORATEC CORPORATION
Quarterly Pump Units from Continuing Operations
(Unaudited)

	Three months ended				Twelve months ended
Units by Geography	April 3, 2010	July 3, 2010	October 2, 2010	January 1, 2011	January 1, 2011
United States	662	617	605	613	2,497
International (1)	202	178	161	223	764
Total (2)	864	795	766	836	3,261

	Three months ended				Twelve months ended
Units by Geography	April 2, 2011	July 2, 2011	October 1, 2011	December 31, 2011	December 31, 2011
United States	677	753	665	704	2,799
International (1)	182	193	188	213	776
Total (2)	859	946	853	917	3,575

(1) Within the International geography, Canada accounted for 12,19, 13, 26, 10, 22, 16, and 15 units for the three months ended December 31, 2011, October 1, 2011, July 2, 2011, April 2, 2011, January 1, 2011, October 2,
2010, July 3, 2010, and April 3, 2010, respectively.
(2) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income from continuing operations in the calculation of non-GAAP net income from continuing operations and diluted net income per share from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
Net income reconciliation	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Net income from continuing operations on a GAAP basis	$ 15,345	$ 12,624	$ 72,575	$ 59,005
Share-based compensation expense:
- Cost of product sales	424	314	1,505	1,262
- Selling, general and administrative	2,810	1,990	10,387	8,064
- Research and development	1,098	726	4,171	3,328
Amortization of purchased intangibles
- Cost of product sales	2,075	2,184	8,081	8,725
- Selling, general and administrative	700	262	1,802	1,047
Impact of ASC 470-20	-	2,053	3,127	8,220
Levitronix Medical transaction costs	724	-	3,583	-
Levitronix fair market value inventory adjustments	2,195	-	3,582	-
Income tax effect of non-GAAP income before tax	1,422	839	955	1,255
Income tax effect of non-GAAP adjustments	(4,089)	(2,892)	(12,729)	(11,108)
Net income from continuing operations on a non-GAAP basis	$ 22,704	$ 18,100	$ 97,039	$ 79,798

	Three Months Ended		Twelve Months Ended
Diluted net income from continuing operations per share reconciliation	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Diluted net income from continuing operations per share on a GAAP basis	$ 0.25	$ 0.21	$ 1.20	$ 0.99
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.02	0.02
- Selling, general and administrative	0.05	0.04	0.16	0.14
- Research and development	0.02	0.01	0.07	0.06
Amortization of purchased intangibles
- Cost of product sales	0.04	0.04	0.13	0.15
- Selling, general and administrative	0.01	-	0.03	0.02
Impact of ASC 470-20	-	0.04	-	0.14
Levitronix Medical transaction costs	0.01	-	0.06	-
Levitronix fair market value inventory adjustments	0.04	-	0.06	-
Income tax effect of non-GAAP income before tax	0.02	0.01	0.01	0.02
Income tax effect of non-GAAP adjustments	(0.07)	(0.05)	(0.18)	(0.19)
Convertible debt dilution and two-class method impact	-	(0.03)	-	(0.12)
Diluted net income from continuing operations per share on a non-GAAP basis	$ 0.38	$ 0.28	$ 1.56	$ 1.23

	Three Months Ended		Twelve Months Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Shares used to compute diluted net income from continuing operations per share reconciliation

Shares used in calculation of diluted net income per share --GAAP	60,111	59,298	62,524	59,071
Weighted average unvested restricted stock awards (1)	71	268	100	357
Convertible debt dilution impact (2)	-	7,171	-	7,194
Shares used in calculation of diluted net income from continuing operations per share -- non-GAAP	60,182	66,737	62,624	66,622

(1)

The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 71,368 and 267,578 for the three months ended December 31, 2011 and January 1, 2011, respectively, and 99,870 and 356,966 for the twelve months ended December 31, 2011 and January 1, 2011,  respectively.

(2)

The company total diluted share count on a non-GAAP basis for the three and twelve months ended January 1, 2011 included approximately 7.2 million shares underlying its convertible notes as they were dilutive for the respective periods.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin from continuing operations in the calculation of non-GAAP gross profit and gross margin from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 31, 2011		January 1, 2011		December 31, 2011		January 1, 2011

Gross profit from continuing operations on a GAAP basis	$ 73,366	67.1%	$ 62,485	64.0%	$ 287,651	68.0%	$ 250,539	65.4%
Share-based compensation expense	424		314		1,505		1,262
Amortization of intangibles	2,075		2,184		8,081		8,725
Levitronix fair market value inventory adjustments	2,195		-		3,582		-
Gross profit from continuing operations on a non-GAAP basis	$ 78,060	71.4%	$ 64,983	66.6%	$ 300,819	71.2%	$ 260,526	68.0%

The following table reconciles the specific items excluded from GAAP operating expenses from continuing operations in the calculation of non-GAAP operating expenses from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Operating expenses from continuing operations on a GAAP basis	$ 48,288	$ 40,170	$ 173,491	$ 149,100
Share-based compensation expense:
- Selling, general and administrative	(2,810)	(1,990)	(10,387)	(8,064)
- Research and development	(1,098)	(726)	(4,171)	(3,328)
Amortization of purchased intangibles	(700)	(262)	(1,802)	(1,047)
Levitronix Medical transaction costs	(724)	-	(3,583)	-
Operating expenses from continuing operations on a non-GAAP basis	$ 42,956	$ 37,192	153,548	$ 136,661

The following table reconciles the specific items excluded from GAAP other income and expense from continuing operations in the calculation of non-GAAP other income and expense from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Other income (expense) from continuing operations on a GAAP basis	$ 834	$ (1,816)	$ (2,289)	$ (8,892)
Impact of ASC 470-20	-	2,053	3,127	8,220
Other income (expense) from continuing operations on a non-GAAP basis	$ 834	$ 237	$ 838	$ (672)

The following table reconciles the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income from continuing operations to non-GAAP net income from continuing operations:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense from Continuing Operations
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 31, 2011		January 1, 2011		December 31, 2011		January 1, 2011

Tax expense from continuing operations on a GAAP basis	$ 10,567	40.8%	$ 7,875	38.4%	$ 39,296	35.1%	$ 33,542	36.2%
Share-based compensation expense	1,681		1,328		5,765		5,342
Amortization of purchased intangibles	1,110		978		3,953		3,909
Impact of adoption of ASC 470-20	-		821		1,251		3,288
Levitronix Medical transaction costs	(854)		-		289		-
Excess compensation limitations and other	(150)		(1,074)		(918)		(2,684)
Levitronix fair market value inventory adjustments	879		-		1,433		-
Tax expense from continuing operations on a non-GAAP basis	$ 13,233	36.8%	$ 9,928	35.4%	$ 51,069	34.5%	$ 43,397	35.2%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year Ended 2012
	From	To

Gross margin on a GAAP basis	68.00%	68.50%
Amortization of purchased intangibles	1.80%	1.80%
Levitronix fair market value inventory adjustments	0.40%	0.40%
Share-based compensation expense	0.30%	0.30%
Gross margin on a non-GAAP basis	70.50%	71.00%

Operating expenses growth	For the Fiscal Year Ended 2012
	From	To

Increase in operating expense on a GAAP basis	13.00%	14.00%
Amortization of purchased intangibles	0.90%	0.90%
Share-based compensation expense	0.10%	0.10%
Increase in operating expense on a non-GAAP basis	14.00%	15.00%

Net income per diluted share reconciliation	For the Fiscal Year Ended 2012
	From	To

Net income per diluted share on a GAAP basis	$ 1.21	$ 1.31
Share-based compensation expense	0.24	0.25
Amortization of purchased intangibles	0.12	0.12
Levitronix fair market value inventory adjustments	0.01	0.01
Income tax effect of non-GAAP income before tax	-	(0.01)
Net income per diluted share on a non-GAAP basis	$ 1.58	$ 1.68

Shares used in calculation of net income per diluted share --GAAP and non-GAAP	60,000	60,000

About Thoratec

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company's products include the HeartMate LVAS (Left Ventricular Assist System) and Thoratec VAD (Ventricular Assist Device) with more than 18,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and distributes the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's website at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate, HeartMate II and GoGear are registered trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2012 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Taylor Harris, Senior Director, Investor Relations & Business Development of Thoratec Corporation, +1-925-738-0047